                         REGISTRATION RIGHTS AGREEMENT


         Upon the closing of the merger of WILD OATS MARKETS, INC., a Delaware corporation ("WILD OATS") and WO HOLDINGS, INC., a Delaware corporation (the "COMPANY"), this REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), dated as of July 12, 1996, is made effective by and among the Company, the persons purchasing shares of the Company's Series E Preferred Stock, par value $.001 per share (the "SERIES E PREFERRED STOCK"), on the date hereof, those Holders (as defined herein) who may execute this Agreement from time to time and whose names are thereupon listed on Schedule A hereto, and Holdings.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

         1.      DEFINITIONS.  For purposes of this Agreement:

                 (a) The term "ADDITIONAL HOLDERS" means each of Messrs. Michael C. Gilliland, Mark R. Clapp, S.M. Hassan, Barry Perzow and Ms. Elizabeth C. Cook.

                 (b) The term "COMMON STOCK" shall mean the common stock, par value $.001 per share, of Holdings.

                 (c) The term "FORM S-3" means such form under the Securities Act of 1933, as amended (the "1933 Act"), as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                 (d) The term "HOLDER" means any person who is the record owner of Registrable Securities or shares of Preferred Stock convertible into such Registrable Securities, or any assignee thereof in accordance with Section 13 hereof.

                 (e) The term "MERGER" shall mean the merger of Wild Oats and Holdings pursuant to the Agreement and Plan of Merger by and among Wild Oats, Alfalfa's, Inc. and the Company, a wholly owned subsidiary of Alfalfa's, Inc., of even date herewith (the "Merger Agreement").

                 (f) The term "PREFERRED STOCK" shall mean, collectively, the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

                 (g) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in




                                       1.

compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                 (h) The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the 6,966 shares of Common Stock held by Frontenac VI Limited Partnership,
(iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock, other preferred stock of the Company or Common Stock and (iv) with respect to registrations pursuant to Sections 3 and 3A hereof, shares of Common Stock owned by the Additional Holders; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or otherwise pursuant to an effective Registration Statement under the 1933 Act, or (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(l) thereof (including any sale pursuant to Rule 144 of the 1933 Act or any similar provision) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                 (i) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                 (j) The term "SERIES A REGISTRABLE SECURITIES" shall mean the Registrable Securities issued or issuable in respect of the Series A Preferred Stock.

                 (k) The term "SERIES B REGISTRABLE SECURITIES" shall mean the Registrable Securities issued or issuable in respect of the Series B Preferred Stock.

                 (l) The term "SERIES C REGISTRABLE SECURITIES" shall mean the Registrable Securities issued or issuable in respect of the Series C Preferred Stock.

                 (m) The term "SERIES D REGISTRABLE SECURITIES" shall mean the Registrable Securities issued or issuable in respect of the Series D Preferred Stock.

                 (n) The term "SERIES E REGISTRABLE SECURITIES" shall mean the Registrable Securities issued or issuable in respect of the Series E Preferred Stock.

                 (o) The term "SERIES A PREFERRED STOCK" means the Series A Preferred Stock, par value $.001 per share, of the Company.

                 (p) The term "SERIES B PREFERRED STOCK" means the Series B Preferred Stock, par value $.001 per share, of the Company.





                                       2.

                 (q) The term "SERIES C PREFERRED STOCK" shall mean, the Series C Preferred Stock, par value $.001 per share, of the Company.

                 (r) The term "SERIES D PREFERRED STOCK" shall mean the Series D Preferred Stock, par value $.001 per share, of the Company.

                 (s) The term "SERIES E PREFERRED STOCK" shall mean the Series E Preferred Stock, par value $.001 per share, of the Company.

         1A.     EFFECT OF MERGER.

                 This Agreement shall be effective from and after the date hereof and shall supersede (i) that certain Amended and Restated Registration Rights Agreement, dated as of November 14, 1994, among Wild Oats, the WO Founders, the Series A Investors and the Series C Investors, as amended and supplemented to date, (ii) that certain Alfalfa's Registration Rights Agreement dated February 28, 1995 among the Company and the holders of its Series D Preferred Stock (the Series D Preferred Stock was issued in exchange for the Company's Series A Preferred Stock in connection with the Company's reincorporation merger with Alfalfa's, Inc.), and (iii) all other rights with regard to registration of the Company's or Wild Oats' capital stock pursuant to the 1933 Act which agreements are hereby terminated without any liability to any party thereto and shall be of no further force or effect. By executing this Agreement, each Holder and each Additional Holder consents to the termination of all such prior registration rights agreements without liability to any party thereto as provided in this Section 1A.

         2.      REQUEST FOR REGISTRATION.

                 (a) SERIES A AND B DEMAND RIGHTS. If the Company shall receive at any time after the earlier of (i) November 14, 1997, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of sixty percent (60%) of the Series A Registrable Securities and Series B Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Sections 2(e) and 2(f), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 22 hereof.

                 (b) SERIES C DEMAND RIGHTS. If the Company shall receive at any time after the earlier of (i) November 14, 1997, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a





                                       3.

stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of sixty percent (60%) of the Series C Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall, within ten
(10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Sections 2(e) and 2(f), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty
(20) days of the mailing of such notice by the Company in accordance with
Section 22 hereof.

                 (c) SERIES D DEMAND RIGHTS. If the Company shall receive at any time after the earlier of (i) November 14, 1997, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of sixty percent (60%) of the Series D Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Sections 2(e) and 2(f), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 22 hereof.

                 (d) SERIES E DEMAND RIGHTS. If the Company shall receive at any time after the earlier of (i) July 12, 1999, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of sixty percent (60%) of the Series E Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of all or a portion of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Sections 2(e) and 2(f), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 22 hereof.

                 (e) UNDERWRITER; CUT-BACK. If the Holders initiating the registration request under Section 2(a), 2(b), 2(c) or 2(d) ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Agreement and the Company shall





                                       4.

include such information in the written notice referred to in Sections 2(a), 2(b), 2(c) and 2(d). The selection of the managing underwriter in any registration under this Section 2 shall require the consent of a majority of the Investor Representatives (as defined in the Company's Stockholder's Agreement dated even herewith). In the case of an underwritten offering, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority of the Initiating Holders and such Holder to the extent provided herein). All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided that, such underwriting agreement shall include indemnification obligations with regard to the Holders substantially similar to those set forth in Section 10 hereof. Notwithstanding any other provision of this Agreement, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                 (f) LIMIT ON DEMAND REGISTRATIONS. The Company is obligated to effect only two (2) such registrations pursuant to Section 2(a), two (2) such registrations pursuant to Section 2(b), two (2) such registrations pursuant to Section 2(c), and two (2) such registrations pursuant to Section 2(d). For purposes of this section 2(f), no such Demand Registration shall be deemed to have taken place unless the Registration Statement filed pursuant to such Demand Registration has been declared effective by the SEC and sales of the securities have been permitted consistent with the plan of distribution described in the Registration Statement.

                 (g) RIGHT TO DEFER IPO. Notwithstanding the foregoing, if the Company receives a request for registration under this Agreement before the Company has completed its initial public offering registered under the 1933 Act, it may postpone such request for registration for six months in order to file a registration statement for a primary offering of securities. In such event, the Holders of Registrable Securities shall have piggyback registration rights pursuant to Section 3 or 3A hereof.

                 (h) RIGHT TO DEFER; GENERAL. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Agreement a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that





                                       5.

the Company may not utilize this right more than once in any twelve month period and in no event will the Company be permitted to defer such filing for more than 6 months in the aggregate pursuant to Section 2(g) and (h) hereof.

         3. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company pursuant to Section 2 of this Agreement or for stockholders other than the Holders or the Additional Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder and each Additional Holder written notice of such registration. Upon the written request of each Holder and each Additional Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 22 hereof, the Company shall, subject to the provisions of Section 8, cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder and each such Additional Holder has requested to be registered subject to underwriter cutback and other provisions of Section 8 hereof. Notwithstanding the foregoing, after the Company's initial public offering, the Company will not be required to give notice to the Holders or the Additional Holders, if the underwriters managing the proposed offering have advised the Company in writing that in their judgment market conditions will not allow the inclusion of any secondary shares in such offering. In the event the managing underwriters and the Company subsequently determine to add any secondary shares in the offering, such notice shall be provided. In the case of the Company's initial public offering, the selection of the managing underwriter in any registration under this Section 3 or 3A shall require the consent of a majority of the Investor Representatives, which consent shall not be unreasonably withheld or delayed.

         3A.     ADDITIONAL HOLDERS REGISTRATION.  Notwithstanding Section 3
hereof, the Additional Holders shall be entitled to include up to ten percent (10%) of the shares of Common Stock then held by each Additional Holder in the Company's initial public offering registered under the 1933 Act, subject to underwriter cut-back, before any other Registrable Securities are included in such initial public offering.

         4. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) SEC FILING. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or until all of the securities registered thereunder are sold, whichever occurs sooner.





                                       6.

                 (b) AMENDMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                 (c) PROSPECTUS. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) BLUE SKY QUALIFICATION. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) UNDERWRITING AGREEMENT. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) PROSPECTUS DELIVERY. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         6. EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, reasonable fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company, which counsel the Company may request be the Company's counsel if such counsel is reasonably acceptable to such selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all holders participating in such registration shall bear such





                                       7.

expenses), unless one of the Initiating Holders agree to forfeit its right to one demand registration pursuant to Section 2.

         7. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 3 or 3A, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and fees and disbursements of one counsel for the selling Holders and Additional Holders selected by them (which the Company may request be the Company's counsel if such counsel is reasonably acceptable to such selling Holders and Additional Holders), but excluding underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities.

         8. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3 or 3A to include any of the Holders' or Additional Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters (which terms shall include indemnification obligations with regard to the Holders substantially similar to those set forth in Section 10 hereof) selected by the person(s) entitled to select the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders and Additional Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned (i) with respect to the Company's initial public offering, first pro rata among all selling Additional Holders until such Additional Holders have sold up to ten (10%) of the shares of Common Stock then held by them, and next pro rata among all selling Holders and Additional Holders according to the total amount of securities owned by each selling Holder and each Additional Holder or in such other proportions as shall mutually be agreed to by such selling Holders and Additional Holders; (ii) with respect to any subsequent public offering, pro rata among all selling Holders and Additional Holders according to the total amount of securities owned by each selling Holder and Additional Holder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         9. DELAY OF REGISTRATION. No Holder or Additional Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result





                                       8.

of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         10. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

                 (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them, plus appropriate local counsel (or such additional law firms retained by a Holder or Holders if such Holder or Holders reasonably believe there exists a conflict of interest among them), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to which any Holder, underwriter or controlling person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                 (b) INDEMNIFICATION BY SELLING HOLDER AND ADDITIONAL HOLDER. To the extent permitted by law, each selling Holder and Additional Holder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder or Additional Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder or Additional Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with





                                       9.

written information furnished by such Holder or Additional Holder expressly for use in connection with such registration; and each such Holder or Additional Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder or Additional Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 10(b) exceed the net proceeds from the offering received by such Holder or Additional Holder.

                 (c) PROCEDURES. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.

                 (d) SURVIVAL. The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         11. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
(90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;





                                      10.

                 (b) use its best efforts, including voluntarily registering its Common Stock under Section 12 of the 1934 Act, to qualify for registration on Form S-3 for the sale of their Registrable Securities, as soon as it becomes eligible to file such resale registration statement;

                 (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                 (d) furnish to any Holder, Additional Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         12. FORM S-3 REGISTRATION. In case the Company shall receive from any Additional Holder or any Holder or Holders of (i) sixty percent (60%) or more of the Series A Registrable Securities and Series B Registrable Securities then outstanding, (ii) sixty percent (60%) or more of the Series C Registrable Securities then outstanding, (iii) sixty percent (60%) or more of the Series D Registrable Securities then outstanding, or (iv) sixty percent (60%) or more of the Series E Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Additional Holder, Holder or Holders, the Company will:

                 (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and Additional Holders; and

                 (b) as soon as practicable, effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or a portion of each such Holder's or Additional Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Additional Holder joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 12: (i) if Form S-3 is not available for such offering by the Additional Holders or the Holders; (ii) if the Company shall furnish to the Additional Holders or the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Additional Holders or the





                                      11.

Holders under this Section 12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations for the Additional Holders or the Holders pursuant to Sections 2, 3 and/or this Section 12; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                 (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Additional Holders or the Holders. All expenses incurred in connection with three registrations requested by the Additional Holders or three registrations requested pursuant to clause (i) of the first sentence of this Section 12, or three registrations requested pursuant to clause (ii) of the first sentence of this Section 12, or three registrations requested pursuant to clause (iii) of the first sentence of this Section 12, or three registrations requested pursuant to clause (iv) of the first sentence of this Section 12, or including (without limitation) all registration, filing, qualification, printer's and accounting fees, the reasonable fees and disbursements of one counsel for the selling Additional Holders and Holders (which counsel the Company may request be the Company's counsel if such counsel is reasonably acceptable to such selling Additional Holders or Holders) and counsel for the Company shall be borne by the Company; provided, however, that the underwriters' discounts or commissions associated with Registrable Securities shall not be borne by the Company, but shall be borne by the applicable Additional Holders or Holders of such Registrable Securities. Registrations effected pursuant to this Section 12 shall not be counted as demands for registration or registrations effected pursuant to Sections 2, 3 or 3A, respectively.

                 (d) For purposes of this Section 12, if any registration effected pursuant to this Section 12 is to be an underwritten offering, such registration shall be subject to underwriter cut-back and other provisions as provided in Section 8.

         13. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may only be assigned to a purchaser, assignee or transferee of the underlying Registrable Securities.

         14. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Series A Registrable Securities, a majority of the outstanding Series C Registrable Securities, a majority of the outstanding Series D Registrable Securities and a majority of the outstanding Series E Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2, 3 or 3A hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or, (b) to make a demand registration which could result in such registration statement being declared





                                      12.

effective prior to the earlier of either of the dates set forth in Section 2(a), 2(b), 2(c) or 2(d) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.

         15. "MARKET STAND-OFF" AGREEMENT. Each Holder and Additional Holder hereby agrees that for a period of 90 days following the effective date of the first registration statement of the Company covering common stock filed on Form S-1 or similar form under the 1933 Act and for any registration effected pursuant to Sections 2, 3 or 3A (provided the Holders and the Additional Holders are given written notice of the offering at least fifteen days prior to the Company's filing with the SEC of a registration statement relating thereto), it shall not, unless otherwise agreed to by the managing underwriters, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         16. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of a majority of the Series A Registrable Securities then outstanding, the holders of a majority of the Series C Registrable Securities then outstanding, the holders of a majority of the Series D Registrable Securities then outstanding and the holder of a majority of the Series E Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         17.     INTENTIONALLY DELETED

         18. TERMINATION. The rights provided in this Agreement shall terminate on the tenth anniversary of the closing of the Company's initial public offering pursuant to which the Company registers shares of Common Stock under the 1933 Act and following shortly after or concurrently with which the Company registers its Common Stock under the 1934 Act.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.





                                      13.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         22. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

         23. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

         24. FURTHER ASSURANCES. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

         25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and all rights hereto shall inure to the benefit of the Company, its successors and permitted assigns, and shall be binding upon and all rights hereto shall inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns, including transferees of any Registrable Securities.

         26. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings with regard to the registration of the Company's capital stock pursuant to the 1933 Act, other than those expressly set forth or referred to in this Agreement.

                            [SIGNATURE PAGES FOLLOW]





                                      14.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     WILD OATS MARKETS, INC.


                                     By:      /s/ MICHAEL C. GILLILAND
                                              ----------------------------------
                                              Michael C. Gilliland,
                                              Chief Executive Officer

                                     Address:         1668 Valtec Lane
                                                      Boulder, CO  80301
                                                      Telecopy: (303) 938-1350


                                     /s/ MICHAEL C. GILLILAND
                                     -------------------------------------------
                                     Michael C. Gilliland


                                     /s/ ELIZABETH C. COOK
                                     -------------------------------------------
                                     Elizabeth C. Cook


                                     /s/ MARK R. CLAPP
                                     -------------------------------------------
                                     Mark R. Clapp





                                      15.

        The foregoing Agreement is hereby accepted as of the date first above written.

                            WESTON PRESIDIO OFFSHORE CAPITAL C.V.,
                            a Netherlands Antilles partnership

                            By:      Weston Presidio Capital
                                     Management L.P., a Delaware limited
                                     partnership

                                     By:     /s/ JAMES P. MCELWEE
                                         --------------------------------------
                                             James P. McElwee,
                                             General Partner

                            Address:         343 Sansome Street
                                             Suite 1210
                                             San Francisco, CA  94104-1316
                                             Telecopy:  (415) 398-0990


                            CHASE VENTURE CAPITAL
                            ASSOCIATES, L.P.,
                            a California limited partnership

                            By:      Chase Capital Partners, a
                                     New York general partnership

                                     By:     /s/ DAVID L. FERGUSON
                                         --------------------------------------
                                             David L. Ferguson,
                                             General Partner

                            Address:         380 Madison Avenue, 12th Floor
                                             New York, NY  10017
                                             Attn:  Chief Administrative Office
                                             Telecopy:  (212) 622-3101

                            Copy to:         CVP Management Corporation
                                             840 Apollo Street, Suite 223
                                             El Segundo, CA  90245
                                             Telecopy: (310) 335-1965





                                      16.

                                WO HOLDINGS, INC.

                                By: /s/ S.M. HASSAN
                                    ------------------------------------------

                                Address:



                                /s/ S.M. HASSAN
                                ----------------------------------------------
                                         S.M. Hassan

                                Address:



                                /s/ BARRY PERZOW
                                ----------------------------------------------
                                         Barry Perzow

                                Address:




                                FRONTENAC VI LIMITED PARTNERSHIP

                                135 South LaSalle Street, Suite 3800
                                Chicago, IL  60603

                                By:  Frontenac Company

                                Its: General Partner


                                By:  /s/ M. LAIRD KOLDYKE
                                     -----------------------------------------

                                Its:  General Partner
                                      ----------------------------------------





                                      17.

                               WILD OATS INVESTORS FUND, G.P.,
                               a Delaware general partnership


                               By:     /s/ THOMAS R. HEIDENTHAL
                                   -------------------------------------
                                       Thomas R. Heidenthal
                                       Administrative Partner

                               Address:         c/o TA Instruments, Inc
                                                109 Lukens Drive
                                                New Castle, DE  19720





                                      18.

                                  SCHEDULE A


         1.      Weston Presidio Offshore Capital C.V.
         2.      Chase Venture Capital Associates, L.P.
         3.      Montgomery Associates, 1992 L.P
         4.      Frontenac VI Limited Partnership
         5.      Wild Oats Investors Fund, G.P.